SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 26, 2007

XM SATELLITE RADIO HOLDINGS INC.

(Exact name of registrant as specified in its charter)

Delaware	0-27441	54-1878819
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1500 Eckington Place, N.E. Washington, DC	20002
(Address of principal executive offices)	(Zip Code)

(202) 380-4000

Registrant’s telephone number, including area code

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition.

On February 26, 2007, we issued a press release to announce our financial results for the quarter and fiscal year ended December 31, 2006. A copy of the press release is being furnished as exhibit 99.1 to this Form 8-K.

Item 7.01	Regulation FD Disclosure.

Set forth below is XM’s Guidance for 2007:

•	We will grow subscribers to between 9.0-9.2 million with higher seasonal growth in the latter part of the year.

•	Subscription revenue should be in the billion dollar range.

•

Adjusted negative EBITDA and CPGA will not improve on a year over year basis and will be flat to marginally higher due to merger related costs and effects, the need to continue stimulating the retail marketplace in light of the pending merger and the impact of OEM factory installed volume ramp-up before the subscribers come on as paying subs.

•

While we will see improved cash flow from operations in 2007, the timing and interrelationship of the factors we just described means full year positive cash flow from operations will likely move into 2008.

•	By the time of our next earnings call, we should have a better understanding of merger related costs and expect to come back with refined adjusted EBITDA guidance.

There can be no assurance on how the merger transaction, the regulatory approval process and other related matters will affect this guidance and other aspects of our business operations.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit 99.1	Press release, dated February 26, 2007, announcing financial results for the quarter and fiscal year ended December 31, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XM SATELLITE RADIO HOLDINGS INC.

Date: February 26, 2007	By:	/s/ Joseph M. Titlebaum
Joseph M. Titlebaum
General Counsel and Secretary

EXHIBIT INDEX

No.	Description
99.1	Press release, dated February 26, 2007, announcing financial results for the quarter and fiscal year ended December 31, 2006.